Exhibit 107

Calculation of Filing Fee Tables

S-8

(Form Type)

BGM Group Ltd

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

			Fee			Proposed
			Calculation			Maximum		Maximum
		Security	or Carry			Offering		Aggregate
	Security	Class	Forward	Amount		Price Per		Offering		Amount of
	Type	Title	Rule	Registered		Unit		Price	Fee Rate	Registration Fee
Fees To Be Paid	Equity	Class A Ordinary Shares, par value $0.00833335, issuable under the 2025 Equity Incentive Plan(3)	Rule 457(h) and Rule 457(c)	13,000,000	(1)	$13.04	(2)	$169,520,000	$0.00015310	$25953.512
	Total Offering Amounts							$169,520,000
	Total Fees Previously Paid									—
	Total Fee Offset									—
	Net Fee Due									$25953.512

(1)	This registration statement on Form S-8 (this “Registration Statement”) registers 13,000,000 Class A Ordinary Shares, with par value of $0.00833335, of BGM Group Ltd (the “Registrant”) (the “Class A Ordinary Shares”), representing additional Class A Ordinary Shares that became available for issuable under the Registrant’s 2025 Equity Incentive Plan (the “Plan”). In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional securities which may be offered and issued under the Plan to prevent dilution from stock splits, stock dividends or similar transactions as provided in the Plan.

(2)	The amount to be registered represents the Class A Ordinary Shares available for future issuance under the Plan. The corresponding proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on the average of the high and low prices for the Registrant’s Ordinary Shares as quoted on the Nasdaq Capital Market on May 28, 2025, which is within five (5) business days prior to the date of this Registration Statement.

(3)	Any Class A Ordinary Shares covered by an award granted under the Plan (or portion of an award) that expires, for any reason, is cancelled or terminated without having been exercise or settled or that is forfeited or repurchased and held as treasury shares shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A Ordinary Shares which may be issued under the Plan.